UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 20, 2017 (December 18, 2017)

Neuralstem, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33672	52-2007292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20271 Goldenrod Lane, 2nd Floor, Germantown, Maryland 20876
(Address of Principal Executive Offices) (Zip Code)

(301) 366-4960
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2017, Neuralstem, Inc. (the “Company”) was informed by Tianjin Pharmaceuticals Group International Holdings Co., LTD (“Tianjin”) that Xi Chen, Ph.D. is being appointed to replace Zhang Zhuo as the director appointee of the Company’s Series A 4.5% Convertible Preferred Stock (“Series A Stock”). Tianjin is the sole shareholder of the Company’s Series A Stock. Dr. Chen will serve as a Class III director until the Company’s 2020 annual shareholder meeting or until such time as he resigns or is removed.

There are no family relationships among Dr. Chen and any of our executive officers or directors.

As compensation for his service on the board of directors, Dr. Chen will participate in the Company’s non-executive board compensation policy as described in the Company’s Current Report on Form 8-K filed on June 27, 2017.

A copy of the press release announcing Dr. Chen’s appointment is attached to this report as Exhibit 99.01.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.01	Press Release Dated December 20, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Neuralstem, Inc.

Date: December 20, 2017	By:	/s/ Richard Daly
Richard Daly
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.01	Press Release Dated December 20, 2017